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                                                                    EXHIBIT 12.1


Earnings Per Share


Corn Products International, Inc.
Computation of Net Income
Per Share of Capital Stock

(All figures are in thousands except per share data)


                                                                                       Year Ended
                                                                                    December 31, 1988
                                                                                   ------------------
Basic
Shares outstanding at the start of the period                                           35,594
Weighted average of new shares issued during the period                                    328
Weighted average of shared issued during the period for
     exercise of stock options                                                              40
Weighted average of treasury shares purchased during the period                            (12)
                                                                                       -------
Average shares outstanding - basic                                                      35,950

Effect of Dilutive Securities
Dilutive shares outstanding - Assuming dilution                                            906
Shares assumed to have been purchased for treasury with
     assumed proceeds from the exercise of stock options                                   800
                                                                                       -------
Average shares outstanding - assuming dilution                                          36,056

Income from continuing operations                                                       42,955
Net income                                                                              42,955

Income Per Share - Basic
         Continuing operations                                                            1.19
         Net Income                                                                       1.19

Income Per Share - Dilutive
         Continuing operations                                                            1.19
         Net Income                                                                       1.19

